Exhibit 5-a


                       [Letterhead of Brown & Wood LLP]

                                                                  June 2, 1997



Morgan Stanley, Dean Witter, Discover & Co.
1585 Broadway
New York, New York  10036

Ladies and Gentlemen:

      We have acted as counsel to Morgan Stanley, Dean Witter, Discover & Co., a Delaware corporation (the "Company"), and we are familiar with the corporate proceedings of the Company in connection with the filing of a registration statement on Form S-3 (as it may be amended from time to time, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the following securities of the Company: (i) guarantees of debt securities of Morgan Stanley Finance plc, an indirect wholly owned subsidiary of the Company ("MS plc"); (ii) shares of the Company's preferred stock, par value $0.01 per share (the "Preferred Stock"), described below; (iii) depositary shares representing fractional interests in shares of the Preferred Stock (the "Depositary Shares"); and (iv) preferred stock purchase contracts described below.

      The Registration Statement relates solely to offers and sales of the Securities (as defined below) in connection with market-making transactions by or through affiliates of the Company. Morgan Stanley Group Inc. ("Morgan Stanley"), a predecessor of the Company, previously offered and issued preferred stock purchase contracts (the "Purchase Contracts") requiring the holders thereof to purchase preferred stock of Morgan Stanley (the "Morgan Stanley Preferred Stock"). The Purchase Contracts were offered together with debt securities (the "Debt Securities") of MS plc, which at the time was an indirect wholly-owned subsidiary of Morgan Stanley, and full and unconditional guarantees ("Guarantees") of the Debt Securities by Morgan Stanley in the form of units ("Capital Units").

      Effective May 31, 1997, Morgan Stanley merged with and into Dean Witter, Discover & Co. (the "Merger"), which, pursuant to the Merger, was renamed Morgan Stanley, Dean Witter, Discover & Co. The Company has assumed all of the obligations of Morgan Stanley under the Guarantees and Purchase Contracts and, upon any acceleration of the Purchase Contracts, will issue one share of the Preferred Stock, having a different par value but otherwise having terms identical to those of the Morgan Stanley Preferred Stock, for each share of Morgan Stanley Preferred Stock required to be delivered pursuant to the terms of the Purchase Contracts. The Debt Securities, Guarantees, Preferred Stock, Purchase Contracts and Capital Units are hereinafter referred to as the "Securities."

      In connection with the rendering of this opinion, we have examined such documents and records as we deemed appropriate, including the following:

      (a) a copy of the Amended and Restated Certificate of Incorporation of the Company and amendments thereto included in the Certificate of Merger filed by the Company with the Secretary of State of the State of Delaware on May 30, 1997, each certified by the Secretary of State of the State of Delaware;

      (b) a copy of the Amended and Restated By-laws of the Company in effect on the date hereof, certified by an Assistant Secretary of the Company to be a true and complete copy;

      (c) a copy, certified by an Assistant Secretary of the Company to be a true and correct copy, of the resolutions adopted by the Board of Directors of the Company by unanimous written consent dated May 31, 1997;

      (d) a copy of the Certificate of Designation relating to up to 611,238 shares of the Company's 7.82% Cumulative Preferred Stock, with a stated value of $200.00 per share (the "7.82% Preferred Stock"), certified by the Secretary of State of the State of Delaware;

      (e) a copy of the Certificate of Designation relating to up to 1,150,000 shares of the Company's 7.80% Cumulative Preferred Stock, with a stated value of $200.00 per share (the "7.80% Preferred Stock"), certified by the Secretary of State of the State of Delaware;

      (f) a copy of the Certificate of Designation relating to up to 720,900 shares of the Company's 9.00% Cumulative Preferred Stock, with a stated value of $200.000 per share (the "9.00% Preferred Stock"), certified by the Secretary of State of the State of Delaware;

      (g) a copy of the Certificate of Designation relating to up to 996,776 shares of the Company's 8.40% Cumulative Preferred Stock, with a stated value of $200.00 per share (the "8.40% Preferred Stock"), certified by the Secretary of State of the State of Delaware;

      (h) a copy of the Certificate of Designation relating to up to 847,500 shares of the Company's 8.20% Cumulative Preferred Stock, with a stated value of $200.00 per share (the "8.20% Preferred Stock"), certified by the Secretary of State of the State of Delaware;

      (i) a copy of the Certificate of Designation relating to up to 670,000 shares of the Company's 8.03% Cumulative Preferred Stock, with a stated value of $200.00 per share (the "8.03% Preferred Stock" and, together with the 7.82% Preferred Stock, the 7.80% Preferred Stock, the 9.00% Preferred Stock, the 8.40% Preferred Stock, the 8.20% Preferred Stock and the 8.03% Preferred Stock, the "Offered Preferred Stock"), certified by the Secretary of State of the State of Delaware;

      (j)  a form of Certificate of Offered Preferred Stock;

      (k) an executed copy of the Subordinated Indenture, dated as of November 15, 1993 (the "Subordinated Indenture"), among MS plc, Morgan Stanley and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee;

      (l) an executed copy of the First Supplemental Subordinated Indenture, dated as of June 1, 1997 (the "Supplemental Indenture"), to the Subordinated Indenture among MS plc, the Company, as guarantor and The Chase Manhattan Bank, as Trustee;

      (m) an executed copy of the Capital Unit Agreement, dated as of December 18, 1996 (the "December 18, 1996 Capital Unit Agreement"), among MS plc, Morgan Stanley, The Chase Manhattan Bank, as agent and Book-Entry Unit Depository, and holders from time to time of Capital Units;

      (n) an executed copy of the First Supplemental Agreement to the December 18, 1996 Capital Unit Agreement, dated as of June 1, 1997 (the "December 18, 1996 Supplement"), among MS plc, the Company (as successor to Morgan Stanley) and The Chase Manhattan Bank, as agent and Book-Entry Unit Depository, and holders from time to time of Capital Units;

      (o) an executed copy of the Capital Unit Agreement, dated as of October 18, 1995 (the "October 18, 1995 Capital Unit Agreement"), among MS plc, Morgan Stanley, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent and Book-Entry Unit Depository, and holders from time to time of Capital Units;

      (p) an executed copy of the First Supplemental Agreement to the October 18, 1995 Capital Unit Agreement, dated as of June 1, 1997 (the "October 18, 1995 Supplement"), among MS plc, the Company (as successor to Morgan Stanley), The Chase Manhattan Bank, as agent and Book-Entry Unit
Depository, and holders from time to time of Capital Units;

      (q) an executed copy of the Capital Unit Agreement, dated as of August 1, 1995 (the "August 1, 1995 Capital Unit Agreement"), among MS plc, Morgan Stanley, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent and Book-Entry Unit Depository, and holders from time to time of Capital Units;

      (r) an executed copy of the First Supplemental Agreement to the August 1, 1995 Capital Unit Agreement, dated as of June 1, 1997 (the "August 1, 1995 Supplement"), among MS plc, the Company (as successor to Morgan Stanley), The Chase Manhattan Bank, as agent and Book-Entry Unit Depository, and holders from time to time of Capital Units;

      (s) an executed copy of the Capital Unit Agreement, dated as of February 21, 1995 (the "February 21, 1995 Capital Unit Agreement"), among MS plc, Morgan Stanley, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent and Book-Entry Unit Depository, and holders from time to time of Capital Units;

      (t) an executed copy of the First Supplemental Agreement to the February 21, 1995 Capital Unit Agreement, dated as of June 1, 1997 (the "February 21, 1995 Supplement"), among MS plc, the Company (as successor to Morgan Stanley), The Chase Manhattan Bank, as agent and Book-Entry Unit Depository, and holders from time to time of Capital Units;

      (u) an executed copy of the Capital Unit Agreement, dated as of February 8, 1994 (the "February 8, 1994 Capital Unit Agreement"), among MS plc, Morgan Stanley, The Chase Manhattan Bank (formerly known as Chemical
Bank), as agent and Book-Entry Unit Depository, and holders from time to time of Capital Units; and

      (v) an executed copy of the First Supplemental Agreement to the February 8, 1994 Capital Unit Agreement, dated as of June 1, 1997 (the "February 8, 1994 Supplement"), among MS plc, the Company (as successor to Morgan Stanley), The Chase Manhattan Bank, as agent and Book-Entry Unit Depository, and holders from time to time of Capital Units;

      (w) an executed copy of the Capital Unit Agreement, dated as of November 29, 1993 (the "November 29, 1993 Capital Unit Agreement" and, together with the December 18, 1996 Capital Unit Agreement, the October 18, 1995 Capital Unit Agreement, the August 1, 1995 Capital Unit Agreement, the February 21, 1995 Capital Unit Agreement and the February 8, 1994 Capital Unit Agreement, the "Capital Unit Agreements"), among MS plc, Morgan Stanley, The Chase Manhattan Bank (formerly known as Chemical Bank), as agent and Book-Entry Unit Depository, and holders from time to time of Capital Units.

      (x) an executed copy of the First Supplemental Agreement, dated as of June 1, 1997, to the November 29, 1993 Capital Unit Agreement (the "November 29, 1993 Supplement" and, together with the December 18, 1996 Supplement, the October 18, 1995 Supplement, the August 1, 1995 Supplement, the February 21, 1995 Supplement, and the February 8, 1994 Supplement, the "Supplements"), among MS plc, the Company (as successor to Morgan Stanley), The Chase Manhattan Bank, as agent and Book-Entry Unit Depository, and holders from time to time of Capital Units;

      (y) an executed copy of the Deposit Agreement, dated as of December 18, 1996 (the "December 18, 1996 Deposit Agreement"), among Morgan Stanley, The Bank of New York, as depositary, and the holders from time to time of depositary receipts issued thereunder;

      (z) an executed copy of the Deposit Agreement, dated as of October 18, 1995 (the "October 18, 1995 Deposit Agreement"), among Morgan Stanley, The Bank of New York, as depositary, and the holders from time to time of depositary receipts issued thereunder;

      (aa) an executed copy of the Deposit Agreement, dated as of August 1, 1995 (the "August 1, 1995 Deposit Agreement"), among Morgan Stanley, The Bank of New York, as depositary, and the holders from time to time of depositary receipts issued thereunder;

      (ab) an executed copy of the Deposit Agreement, dated as of February 21, 1995 (the "February 21, 1995 Deposit Agreement"), among Morgan Stanley, The Bank of New York, as depositary, and the holders from time to time of depositary receipts issued thereunder;

      (ac) an executed copy of the Deposit Agreement, dated as of February 8, 1994 (the "February 8, 1994 Deposit Agreement"), among Morgan Stanley, The Bank of New York, as depositary, and the holders from time to time of depositary receipts issued thereunder; and

      (ad) an executed copy of the Deposit Agreement, dated as of November 29, 1993 (the "November 29, 1993 Deposit Agreement" and, together with the December 18, 1996 Deposit Agreement, the October 18, 1995 Deposit
Agreement, the August 1, 1995 Deposit Agreement, the February 21, 1995
Deposit Agreement and the February 8, 1994 Deposit Agreement, the "Deposit Agreements"), among Morgan Stanley, The Bank of New York, as depositary, and the holders from time to time of depositary receipts issued thereunder.

      Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that

      (i) the Supplements and the Supplemental Indenture have been duly authorized by the Company and the Subordinated Indenture, the Deposit Agreements and the Capital Unit Agreements and the Guarantees have been assumed by the Company;

      (ii) all required corporate action has been taken with respect to the assumption of the Guarantees by the Company and such Guarantees have been validly issued and constitute valid and binding obligations of the Company;

      (iii) when the shares of Preferred Stock and, if applicable, the Depositary Shares have been issued and paid for by the purchasers thereof in the manner and on the terms described in the Registration Statement, such shares of Preferred Stock will be duly and validly issued, fully paid and nonassessable and, if applicable, such Depositary Shares will represent legal and valid interests in the corresponding shares of Preferred Stock; and

      (iv) all required corporate action has been taken with respect to the assumption of the Purchase Contracts by the Company and such Purchase Contracts have been validly assumed by the Company and constitute valid and binding obligations of the Company.

      The opinions set forth herein are limited to matters of the laws of the State of New York and the General Corporation Law of the State of Delaware. Any opinion expressed herein as to enforceability is qualified in that such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting creditors' rights generally and is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the related Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                    Very truly yours,

                                                    /s/ Brown & Wood LLP